UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2012

GOLDEN PHOENIX MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

7770 Duneville Street, Suite 11 Las Vegas, Nevada (Address of Principal Executive Offices)	89139 (Zip Code)
702-589-7475 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 28, 2012, the Company’s Board of Directors (the “Board”) approved the appointment of Jeffrey Dahl to the Board to fill the vacancy created by the passing of Mr. Clyde Harrison in November 2011.

Mr. Dahl has extensive experience in counseling and directing corporate mergers, acquisitions, restructurings, leveraged buyouts, raising capital, and investing. He was responsible for directing projects and providing financial advisory services to the companies that make up the investment banking client base for MS Capital (a middle-market boutique investment bank). Services included M&A advisory, lender communications, valuation, and raising capital. Specifically, Mr. Dahl helped companies develop and implement strategic plans for competitive advantage by identifying their highest-value opportunities, address critical challenges, and transform their businesses.

Mr. Dahl has an extensive client base that includes corporations, financial institutions, financial sponsors, family offices, insurance/pension funds, sovereign wealth funds, hedge funds, and private equity groups.

Formerly, Mr. Dahl has worked with Goldman Sachs & Co. in a partnership setting whereby he was responsible for introducing high-valued targets to the Special Situations division and Eastdil Secured (subsidiary of Wells Fargo & Co.) whereby he was dedicated to the sale of all major real estate product types including office, retail, hospitality, industrial, land, and multifamily properties.  Most recently, Mr. Dahl has accepted the President’s position of a former client, Airdex International, Inc. (a new technology shipping pallet Company), whereby he plans to oversee operations and aid in identifying and implementing a strategic plan to grow the business.

Mr. Dahl will receive customary Board compensation including a monthly stipend and an initial grant of 100,000 options to purchase Company common stock.  Mr. Dahl was previously engaged with the Company on a consulting basis.  Any continuation of services as a consultant and compensatory arrangements agreed upon will be disclosed at such time as the same are agreed upon.  Mr. Dahl has no family relationships with any other executive officer or director of the Company and has not entered into any related party transactions involving the Company.

SECTION 7 – REGULATION FD

Item 7.01  Regulation FD Disclosure

On May 3, 2012, the Company issued a press release announcing the appointment of Mr. Dahl disclosed above.

A copy of the press release is furnished herewith as Exhibit 99.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.  Financial Statements and Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release dated May 3, 2012, entitled, “Golden Phoenix Appoints Institutional and Sovereign Wealth Fund Expert Jeffrey Dahl to Board of Directors.”

The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

Portions of this report may constitute “forward-looking statements” defined by federal law.  Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different.  Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995.  Additional information about issues that could lead to material changes in the Company’ s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.,
a Nevada corporation

Dated: May 3, 2012	/s/ Thomas Klein
Thomas Klein
Chief Executive Officer